U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.     )

Check the appropriate box:

[  ]  Preliminary Information Statement [  ]  Confidential, for Use of the Commission Only (as
       permitted by Rule 14(a)-6(e)(2) [X] Definitive Information Statement

EPICURE INVESTMENTS, INC.
(Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required [  ] Fee Computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

1.     Title of each class of securities to which transaction applies:

2.     Aggregate number of securities to which transaction applies:

3.     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.     Proposed aggregate offering price:

5.     Total fee paid:

        [  ]  Fee paid previously with preliminary materials.

        [  ]  Check box is any part of the fee is offset as provided by Exchange Act Rule 0-
              (a)(2) and identify the filing for which the offsetting fee was paid previously.
              Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount previously paid:

2.     Form, schedule, or registration statement number:

3.     Filing party:

4.     Date filed:

Notes:

INFORMATION STATEMENT

Epicure Investments, Inc.
36 Klein Road
Williamsville, New York

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being furnished to the you by Epicure Investments, Inc., a Florida corporation ("Company"), pursuant to Rule 14c‑2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").  Rule 14c‑2 of the Exchange Act requires that we provide this information solely for your informational purposes in connection with the adoption by written consent of the Company's shareholders of the following actions: (1) Increasing the authorized common stock of the Company to 100,000,000 with a par value of $0.0001 ("Common Stock") and creating a class of preferred stock, $.001 par value, with 20,000,000 shares authorized ("Preferred Stock"); (2) Changing the name of the corporation to V‑GPO, Inc.; (3) Creating a series of Preferred Stock designated as Series A Preferred Stock with voting rights equal to 400 votes per share; and (4) Merging V‑GPO, Inc., a Delaware corporation ("VGPO") with and into the Company and issuing as Merger Consideration 36,500,000 shares of Common Stock, 100,000 shares of Series A Preferred Stock and warrants, options and other rights equal in number and kind to those of VGPO (the "Merger").

     The Company's Board of Directors unanimously approved the foregoing actions (collectively, the "Actions") on December 19, 2001. The Company thereafter received the written consent of the holders of a majority of votes with respect to the outstanding shares of Common Stock in accordance with Section 607.0704 of the Florida Business Corporation Act.

     This Information Statement is being sent on or about December 28, 2001 to the Company's stockholders of record who have not been solicited for their consent to the Actions. The record date of shareholders entitled to receive notice of the Actions adopted by the Company is the close of business on November 9, 2001 ("Record Date").

     A copy of the Agreement and Plan of Merger with VGPO is on file with the Secretary of the Corporation. The Company's Restated Articles of Incorporation and the Amendment to its Articles of Incorporation creating the Series A Preferred Stock will be in substantially the form respectively attached as Exhibits A and B to this Information Statement. A Form 8-K will be filed subsequent to the filing of this Information Statement.

VOTING SECURITIES AND DISSENTER'S RIGHTS

     On the Record Date, the Company had issued and outstanding 2,848,833 shares of Common Stock that were entitled to vote on the Actions and 1,416,667 held in treasury. Each share is entitled to one vote per share on any matter that may properly come before the shareholders and there is no cumulative voting right on any shares. The holders of Common Stock may exercise dissenter's or appraisal rights relating to the Company's adoption of the Merger by giving notice of election to dissent to the Company in accordance with Section 607.1320 of the Florida Business Corporation Act within twenty (20) days of the mailing of the Notice of Merger and Right of Appraisal and simultaneously depositing their certificates for the Company's Common Stock with the Company.

REQUIRED VOTES
TO APPROVE THE ACTIONS

     All Actions approved required the affirmative vote of the holders of majority of the eligible votes respecting the issued and outstanding shares of the Company. The Company has received written consent from the holders of a majority of the eligible votes as of the Record Date and therefore the Company's shareholders have approved the Actions.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of shares of the Company's Common Stock as of November 9, 2001 (based upon 2,848,833 shares issued and outstanding after exclusion of 1,416,667 shares held in treasury) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	Casimer J. Jaszewski, President 36 West Klein Williamsville, New York 14221	2,454,780 shares	86%
Common	All officers and directors as a Group (3 persons)	2,469,380 shares	86.7%

DESCRIPTION OF SECURITIES

GENERAL

     The Company presently is authorized to issue 20,000,000 shares of Common Stock, par value of $.001 per share, of which 2,848,833 (4,265,500 shares issued less 1,416,667 shares in treasury) are presently issued and outstanding. Outstanding shares of common stock are fully paid and non‑assessable. Subsequent to the Merger there will be 100,000,000 authorized shares of Common Stock, of which 40,765,500 shares will be issued and outstanding, and 20,000,000 authorized shares of Preferred Stock, of which 100,000 shares designated as Series A Preferred Stock will be issued and outstanding.

RIGHTS OF CAPITAL STOCKHOLDERS

     Each share of Common Stock is entitled to one vote. No cumulative voting for the election of directors is permitted the Common Stock. Therefore, the present officers and directors of the Company, who either own or control approximately 86.7% of the Company's outstanding Common Stock can elect all of the Company's directors and control the affairs of the Company. Subsequent to the Merger, the holder of the Company's Series A Preferred Stock, each share of which entitles the holder to cast 400 votes, will be able to elect all of the Company's directors and control its affairs.

     Holders of Common Stock do not have any pre‑emptive, redemption or conversion rights. In the event of liquidation, dissolution or winding up of the affairs of the Company the holders of Common Stock are entitled to a pro rata distribution of the assets of the Company after payment of liabilities. Upon issuance of the Series A Preferred Stock subsequent to the Merger, the Holder of the Series A Preferred Stock will not have any dividend, liquidation or conversion rights.

POSSIBLE ANTI‑TAKEOVER EFFECTS OF ADDITIONAL AUTHORIZED
BUT UNISSUED STOCK

     The Company's authorized Common Stock, after amending the Articles of Incorporation, will be 100,000,000 and after the issuance of Common Stock comprising part of the Merger Consideration, will include approximately 59,000,000 shares of authorized, but issued Common Stock. In addition, the19,900,000 shares of authorized, but unissued Preferred Stock remaining after issuance of the 100,000 shares of Series A Preferred Stock can be issued without any further approval from the Company's shareholders with voting and other rights determined by the Company's Board in its sole discretion. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

TRANSFER AGENT

     The Company has engaged the services of American Registrar and Transfer to act as transfer agent and registrar.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

     The names and ages of the present directors and executive officers of the Company are:

NAME	AGE	POSITION
Casimer J. Jaszewski	75	President, Director
Patrick F. Jaszewski	46	Vice President
Hella T. Jaszewski	67	Secretary

     Casimer J. Jaszewski since 1993 has been President and Director of Poly‑Eko Systems, Inc., an import/export firm that distributes high density polyethylene pipe in Poland and is in developmental stage to produce pipe in Poland.

     Patrick F. Jaszewski, retired, and Hella T. Jaszewski, housewife, are the son and spouse of Casimer J. Jaszewski.

     All officers and directors hold office for one year and until the election or appointment of their successors. Directors receive no compensation for serving on the board. Officers are elected annually by the board of directors and serve at the discretion of the board and until successors are elected. All the current officers have held office since March 22, 1999.

     Upon consummation of the Merger, the Company's current directors and officers will resign and VGPO's officers and directors will become the Company's new directors and officers. SEE DESCRIPTION OF VGPO'S BUSINESS AND OPERATIONS - MANAGEMENT OF VGPO.

MARKET INFORMATION, DIVIDENDS ON COMMON STOCK
AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

     There is no public trading market for the Company's stock and we cannot assure you that one will develop in the future.

     The Company has registered 1,797,097 shares of common stock in a public offering registered on Form S-1 with the Securities and Exchange Commission which went effective on October 31, 1989. These shares consist of 380,430 outstanding shares owned by certain shareholders, and 1,416,667 treasury shares.

     Of the 380,430 unrestricted shares as discussed above, 14,600 shares have been acquired by affiliates of the Company and are now "control" shares within the meaning of Rule 144 under the Securities Act of 1933, as amended (the Act). These control shares as well as the remaining 2,468,403 outstanding shares of Common Stock that were not registered in the 1989 offering, or a total of 2,483,003 shares, are eligible for sale in the public market in reliance upon an exemption under Rule 144 or another exemption from registration under the Act.

HOLDERS

     The Company has approximately 1000 holders of its outstanding shares of Common Stock.

DIVIDENDS

     The holders of Common Stock are entitled to share ratably in dividends when and as declared by the board of directors out of funds legally available thereof. The Company intends to retain any future earnings for use in its operations and therefore does not expect to pay any cash dividends in the foreseeable future.

DESCRIPTION OF VGPO'S BUSINESS AND OPERATIONS

GENERAL

     VGPO is a supply chain management consulting and B‑2‑B e‑commerce corporation in the medical and hospital industry and the hospitality industry (hotel and gaming organizations), that markets and licenses software products developed by its affiliate Florida Software Systems, Inc. and its affiliates (collectively "FRS") to enable organizations to better attain the results that are available through the best use of subject matter expertise, current technology and the application of sound management practices. The primary tools utilized by VGPO are the VGPO group of products.

     The VGPO platform is designed to enable facilities and suppliers to efficiently buy and sell products on a secure, Internet‑enabled purchasing solution. The Company believes the VGPO purchasing solution enables businesses to optimize their supply contracts using a sophisticated rules database that allows them to manage by exception. The VGPO system is supplier independent thus enabling them to manage all contracts and purchases transactions from the point of requisition through receipt. VGPO provides a strong emphasis on the back‑end reporting and unique, solutions centered diagnostics of purchasing patterns and purchase contract utilization and optimization. The VGPO system goes beyond the simple basics of facilitating B‑2‑B electronic commerce by functioning as a Resource Management Data Repository and Information Systems partner, both for customer facilities as well as suppliers.

     The VGPO solution automates and consolidates the electronic catalogues from all suppliers into a single master list of items critical to the specific business enterprise. The VGPO platform avoids having to surf each individual supplier's web site e‑commerce application to build the customer's order needs. From requisition to purchase order, the system monitors each line item for contract optimization, pricing, and approvals required per the facility/customer specific purchasing rules. The customer maintains complete visibility of the status of its order as it is received and confirmed by the supplier partners. Again, as "exceptions" are noted along the way, from whatever the source, the business enterprise is immediately and automatically notified via email to avoid any receiving dock surprises. With the supply chain process in control, the Company believes the customer should realize significant improvements in cost savings as well as buyer satisfaction. VGPO resides on FRS' servers and is accessible by standard browsers requiring minimal software installation or integration at the customer site. The Company believes that the VGPO solution requires minimal investment of time and capital to install, maintain and use.

     VGPO is a Delaware corporation incorporated in May 2000 and successor as a result of a reincorporation merger (the "Reincorporation Merger") with IHI Associates, Inc., a Florida corporation ("IHI"), which commenced operations in November 1997. VGPO's headquarters and administrative offices are located in Sarasota, Florida. Its operations and marketing functions are administered from an office located in Dallas, Texas which the Company believes enhances the opportunity to attract key personnel and serve VGPO's customers.

PURCHASE OF VGPO RIGHTS

     VGPO has purchased the exclusive right to use, copy, reproduce, license and otherwise commercialize the VGPO group of products and to make enhancements, derivative works, modifications and upgrades to the VGPO platform in the United States (the "VGPO Rights") from FRS, all of which are owned and controlled by Norman R. Dobiesz, a founder, the Chairman, Chief Executive Officer and a principal stockholder of VGPO. The purchase price for the VGPO Rights is an aggregate of $30,000,000 payable in minimum monthly installments of

$250,000, subject to adjustment ("Purchase Price"). The Purchase Price is secured by security agreements VGPO entered into with FRS.

MANAGEMENT OF VGPO

     Norman R. Dobiesz is a founder and has been the Chairman, Chief Executive Officer, Director and a principal shareholder of the Company responsible for the headquarters function in Florida since inception in November 1997. Mr. Dobiesz is President and owner of FRS and its affiliates which own the VGPO group of products. Since 1991, Mr. Dobiesz has served as Director of Teltronics, Inc., a publicly held telecommunications company.

     Samuel A. Greco is a founder and has been the President, Chief Operating Officer, Director and a principal shareholder of the Company responsible for the operations and marketing functions administered from the Company's office in Tennessee since inception in November 1997. Mr. Greco has held various management positions in the healthcare industry including several executive positions with Columbia/HCA Healthcare Corporation ("Columbia") from 1989 to August 1997. He resigned from Columbia in August 1997 to pursue consulting and other opportunities in the healthcare industry applying his experience in the application of supply chain strategies.

     Edward E. Carty, Jr. has been a Vice President of VGPO responsible for national account representation, GPO relations, minority GPO development, customer relations, supplier relations and subject matter expert communications since approximately November 1997. Mr. Carty has over twenty years experience in senior level materials management positions with large for profit and non‑profit healthcare companies including Hospital Affiliates International, Republic Health Corporation, Lutheran Health Systems and seven years with Columbia/HCA Healthcare Corporation.

     Michael J. Kuhn has been a Vice President of VGPO responsible for product installation and implementation, customer training and education, customer service, supply chain systems operations, productivity systems operations and customer relations since November 1997. Mr. Kuhn has over fifteen years experience in leadership positions to enhance operational effectiveness with a variety of organizations including seven years with Columbia/HCA Healthcare Corporation. Mr. Kuhn has considerable experience in working with all levels in organizations to improve operational effectiveness through his knowledge of information, benchmarking, process flow diagnostics, scheduling and logistics, methods improvements, staffing and productivity management. Mr. Kuhn works closely with the software designers and servicing personnel of FSS and its affiliates to coordinate the delivery of the software services to VGPO's customers.

VOTING CONTROL BY HOLDER OF SERIES A PREFERRED STOCK

     Subsequent to the Merger, the Company will have issued to Mr. Dobiesz an aggregate of 100,000 shares of the Series A Preferred Stock of the Company (the "Super Voting Preferred"), each share entitling the holder to four hundred (400) votes or an aggregate of 40,000,000 votes. The Company agreed to issue the Super Voting Preferred Stock to Mr. Dobiesz in the Merger after focusing on the long term ownership structure of the Company and possible changes to the ownership upon consummation of any future private or public offering of the Company's securities which would result in disruptive attempts by third persons to circumvent the Company's long term business plans. New stockholders, especially investors with no other connection to the Company, could impair the Company's long-range plans by attempting to force the Company to maximize profits at the expense of long term shareholder value enhancement. The Company therefore believes issuance the Super Voting Preferred as part of the Merger

Consideration will help attain its long range goal of maximizing shareholder value through maintenance of a stable voting base with the founders of the Company.

FINANCIAL AND OTHER INFORMATION

     The following documents previously filed by the Company (FileNo. 000‑30101) with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference:

     (a)     The Company's Annual Report on Form 10‑KSB for the fiscal year ended June 30, 2001, filed on October 15, 2001 pursuant to Section 13(a) of the Exchange Act.

     (b)     All other reports filed by the Company pursuant to Section 13(a) of the Exchange Act since October 15, 2001.

     The Company's most recent Annual Report on Form 10‑KSB and Quarterly Report on Form 10‑QSB are being delivered to shareholders together with this Information Statement.

By order of the Board of Directors
December 28, 2001

Casimer J. Jaszewski
Sole Director and President

Exhibit A

RESTATED ARTICLES OF INCORPORATION

OF

EPICURE INVESTMENTS, INC.

     Epicure Investments, Inc., a corporation organized and existing under the laws of the State of Florida, pursuant to Chapter 607 of the Florida Business Corporation Act, hereby certifies as follows:

     1.     The name of this Corporation is Epicure Investments, Inc. Epicure Investments, Inc. was originally incorporated under the same name and the original Articles of Incorporation were duly filed with the Secretary of State of the State of Florida on May 13, 1980.

     2.     These Restated Articles of Incorporation were recommended by the Corporation's board of directors and duly approved on December 19, 2001 by written consent of the holders of the Corporation's issued and outstanding shares of stock, having not less than the minimum number of votes necessary to approve and adopt these Restated Articles of Incorporation, in accordance with the provisions of Section 607.0704 of the Florida Statutes, and Chapter 607 of the Florida Business Corporation Act.

     3.     These Restated Articles of Incorporation shall become effective January 1, 2002.

     4.     The text of the Articles of Incorporation of Epicure Investments, Inc. is hereby restated and amended in its entirety to read as follows:

ARTICLE I ‑ NAME

     The name of this Corporation is V‑GPO, Inc.

ARTICLE II ‑ DURATION

     The Corporation is to have perpetual existence.

ARTICLE III ‑ PRINCIPAL OFFICE

     The principal place of business and mailing address of this Corporation is 2150 Whitfield Industrial Way, Sarasota, Florida 34243.

ARTICLE IV ‑ PURPOSE

     The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any and all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world.

ARTICLE V ‑ CAPITAL STOCK

     1.     Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is one hundred twenty million (120,000,000) shares of which one hundred million (100,000,000) shares shall be common stock with $.0001 par value (the "Common Stock") and twenty million (20,000,000) shares shall be preferred stock with $.001 par value (the "Preferred Stock").

     2.     Director Authority. The board of directors is expressly vested with authority to issue the Common Stock and the Preferred Stock from time to time, and to issue the Preferred Stock from time to time in one or more series, of such rank and with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such Preferred Stock, and in such resolution or resolutions providing for the issue of shares of each such class and of each particular series of any such class, the board of directors is also expressly vested with authority to fix the number of shares constituting any such series of any such class and to fix:

            (a)     the rate and times at which, and the conditions under which, dividends shall be payable on shares of any such series of any such class, and the status of such dividends as cumulative or non‑cumulative and as participating or non‑participating;

            (b)     the price or prices, times and terms and conditions, if any, upon which or at which shares of any such series of any such class shall be subject to redemption;

            (c)     the rights, if any, of holders of shares of any such series of any such class to convert such shares into, or exchange such shares for shares of other classes of stock, or series thereof, of the Corporation and the terms and conditions of such conversion or exchange, including the conversion price or prices or the rates of exchange, and the adjustments thereof, if any;

            (d)     the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of any such series of any such class, including without limitation the amount or the fund of account, the manner of its application, and the price or prices at which shares of any such series of any such class may purchased or redeemed through the application of the fund or account;

             (e)     the rights of the holders of shares of any such series of any such class upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, including the amount or amounts payable to the holders of shares of such series prior to any payment or distribution of any assets of the Corporation to any series of any class or classes of stock ranking junior to such series;

             (f)     the limitations, if any, applicable while any such series of any such class is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for the purchase of any series of any class or classes of stock ranking junior to such series;

             (g)     the voting rights, if any, of any such series of any such class; and

             (h)     any other designations, preferences, and powers, and relative participating, optional or other such special rights and the qualifications, limitations or restrictions thereof, of any such class, as the board of directors may deem advisable and as are not inconsistent with the provisions of the laws of the State of Florida; in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation, as amended to the date of any such resolution or resolutions, and to the full extent now or hereafter permitted by the laws of the State of Florida. All shares of any class shall be identical to and of equal rank with other shares of such class except in respect to the particulars that may be fixed by the board of directors as provided above; provided, however, that all shares of each series of any such class shall be identical and of equal rank, except as to the times from which dividends thereon, if any, shall be cumulative. Unless otherwise provided in such resolution or resolutions fixing the designations, preferences, and powers, and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of any such series of any such class, the number of shares of any such series to which such resolution or resolutions apply, may be increased (but not above the total number of authorized shares of the class) or decreased by the board of directors (but not below the number of shares thereof then outstanding) without any requirement that such increase or decrease be approved by a class vote on the part of the affected class or any series thereof, or on the part of any other class or classes of stock of the Corporation.

ARTICLE VI ‑ ADDITIONAL POWERS OF BOARD OF DIRECTORS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                (1)     To make, alter or repeal the Bylaws of the Corporation.

                (2)     To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                (3)     To set apart out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                (4)     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee. The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and unless the resolution or Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                (5)     When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the board of directors shall deem expedient and for the best interests of the Corporation.

ARTICLE VII ‑ ELECTION OF DIRECTORS

     Elections of the directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The books of the Corporation may be kept (subject to any contrary provision contained in the Florida Business Corporation Act, as amended) outside the State of Florida at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation.

ARTICLE VIII ‑ AMENDMENT, MODIFICATION, CHANGE
OF ARTICLES OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX ‑ DIRECTOR LIABILITY

     No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith, (iii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iv) under Section 607.0831 of the Florida Business Corporation Act, or any amendment thereto or successor provision thereto, or (v) for any transaction from which the director derived an improper personal benefit.

ARTICLE X ‑ REGISTERED AGENT AND ADDRESS

     The name and address of the registered agent of the Corporation is Capital Connection, Inc., 417 E. Virginia Street, Suite 1, Tallahassee, Florida 32301.

     IN WITNESS WHEREOF, the undersigned has executed these Restated Articles of Incorporation this 19th day of December, 2001.

Epicure Investments, Inc.
By:__________________________________ Casimir Jaszewski, President

Exhibit B

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
EPICURE INVESTMENTS, INC.

     The undersigned, being the President, Secretary and Sole Director of Epicure Investments, Inc., pursuant to Chapter 607 of the Florida Business Corporation Act, does hereby certify:

     1.     The name of the Corporation is Epicure Investments, Inc.

     2.     The Articles of Incorporation of Epicure Investments, Inc. were filed with the Secretary of State of the State of Florida on May 13, 1980 under the name Epicure Investments, Inc. Restated Articles of Incorporation were filed with the Secretary of State of the State of Florida on December 20, 2001.

     3.     These Articles of Amendment shall become effective January 1, 2002.

     4.     These Articles of Amendment were approved by the Corporation's board of directors on December 19, 2001 and were approved on December 19, 2001 by written consent of the holders of the Corporation's issued and outstanding shares of stock, having not less than the minimum number of votes necessary to approve and adopt these Articles of Amendment, in accordance with the provisions of Section 607.0704 of the Florida Statutes, and Chapter 607 of the Florida Business Corporation Act.

     5.     Article V of the Restated Articles of Incorporation of the Corporation is hereby amended to add the following language at the end of Article V:

     "3.     Series A Preferred Stock. There is hereby established a series of shares of the authorized preferred stock of the Corporation designated as "Series A Preferred Stock" (the "Series A Preferred Stock"). The designation, amount, rights, preferences and privileges and restrictions granted to or imposed on the Series A Preferred Stock shall be as follows:

            Section 1.  Designation and Amount.  The Preferred Stock created and authorized hereby shall be designated as the "Series A Preferred Stock" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be One Hundred Thousand (100,000), par value $.001 per share. The Corporation shall not issue any rights, warrants, options or other securities exercisable for or convertible or exchangeable into shares of Series A Preferred Stock. The number of shares of Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of such Series A Preferred Stock to a number less than that of the shares of Series A Preferred Stock then outstanding.

           Section 2.  Dividends and Distributions. The shares of Series A Preferred Stock shall not be entitled to receive dividends.

            Section 3.  Voting Rights.

                (a)     With respect to every matter upon which the stockholders shall be entitled to vote, including without limitation actions taken by written consent, and at every annual or special meeting of the stockholders of the Corporation, every holder of Series A Preferred Stock shall be entitled to Four Hundred (400) votes, in person or by proxy, for each share of Series A Preferred Stock standing in such holder's name on the books of the Corporation.

                (b)     Stock Splits; Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend, or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Series A Preferred Stock, then the outstanding shares of Series A Preferred Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the preservation of the voting rights of the Series A Preferred Stock hereunder.

            Section 4.  Liquidation, Dissolution or Winding Up.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of other series of Preferred Stock, if any, shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation. The Series A Preferred Stock shall not share ratably in the remaining net assets of the Corporation.

            Section 5.  Re‑acquired Shares.   Any shares of the Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and maybe reissued as part of a new series of Preferred Stock subject to conditions and restrictions on issuance set forth in the Corporations' Certificate of Incorporation, and any certificate of amendment creating a series of Preferred Stock or as otherwise required by law.

            Section 6.  No Conversion.  The shares of Series A Preferred Stock shall not be convertible into any other shares of any other Preferred Stock and/or Common Stock of the Corporation.

            Section 7.   Ranking.  The Series A Preferred Stock shall rank junior to all other classes of stock of the Corporation (including the Common Stock) as to the payment of dividends and distribution of assets, unless the terms of any such classes shall provide otherwise.

            Section 8.   Amendment.  The Certificate of Incorporation shall not be amended in any manner which would alter or change the powers, preferences, or special rights of any shares of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of the Series A Preferred Stock.

            Section 9.   Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then, in any such case, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed (subject to adjustments as set forth herein) in a manner which preserves the voting rights associated with each share of Series A Preferred Stock in relation to the Common Stock exchanged or changed."

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 19th day of December, 2001.

__________________________________
Casimir Jaszewski, President, Secretary and Sole Director